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                                                                    EXHIBIT 99.2


                                January 25, 1999




Key Bank USA, National Association
127 Public Square
Cleveland, Ohio  44114

         Re:      FLOATING RATE ASSET BACKED NOTES AND FLOATING
                  RATE ASSET BACKED CERTIFICATES OF KEYCORP
                  STUDENT LOAN TRUST 1999-A

Gentlemen:

         I am the General Counsel of Key Bank USA, National Association and have acted as counsel to the Bank ("Bank") in connection with the KeyCorp Student Loan Trust 1999-A (the "Trust") and the issuance and sale by the Trust of (i) certain Floating Rate Asset Backed Notes (the "Notes") pursuant to an Indenture, to be dated as of January 1, 1999 (the "Indenture"), by and between the Trust, as Issuer, and Bankers Trust Company, as Indenture Trustee (the "Indenture Trustee") and (ii) certain Floating Rate Asset Backed Certificates (the "Certificates") pursuant to an Amended and Restated Trust Agreement, to be dated as of January 1, 1999 (the "Trust Agreement"), by and between the Bank, as Depositor, and The First National Bank of Chicago, as Eligible Lender Trustee (the "Eligible Lender Trustee").

         This Opinion Letter is governed by, and shall be interpreted in accordance with, the Legal Opinion Accord (the "Accord") of the ABA Section of Business Law (1991). As a consequence, it is subject to a number of qualifications, exceptions, definitions, limitations on coverage, and other limitations, all as more particularly described in the Accord, and this Opinion Letter should be read in conjunction therewith. The Law covered by the opinions expressed herein is limited to the Laws of the State of Ohio and Federal Law.

         Based upon and subject to the foregoing, I am of the opinion that:

         (1) The Notes have been duly authorized and, when duly executed, authenticated, delivered, and paid for as contemplated by the Registration

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Statement referred to below, will be validly issued, will be binding obligations of the Trust, and will be entitled to the benefits of the Indenture.

         (2) The Certificates have been duly authorized and, when duly executed, delivered, and paid for as contemplated by the Registration Statement referred to below, will be binding obligations of the Trust, and will be entitled to the benefits of the Trust Agreement.

         I hereby consent to the filing of this Opinion Letter as an Exhibit to Registration Statement No. 333-58073 on Form S-3 filed by the Bank as originator of the Trust to effect registration of the Notes and Certificates under the Securities Act of 1933 and to the references to me under the caption "Legal Matters" in the Prospectus constituting a part of such Registration Statement.

                                       Very truly yours,

                                       /s/ Forrest F. Stanley

                                       Forrest F. Stanley
                                       General Counsel